EXHIBIT 4.6




                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT ("Pledge Agreement"), dated as of May 19, 1999, by and among TELEHUB COMMUNICATIONS CORPORATION, a Nevada corporation ("TCC"), TELEHUB TECHNOLOGIES CORPORATION, a Nevada corporation (("TTC, and together with TCC, collectively, the "Pledgors"), and STATE STREET BANK AND TRUST COMPANY ("SSB"), as collateral agent (the "Collateral Agent"), for the holders of the Notes (as defined herein).

                              W I T N E S S E T H:

         WHEREAS, TCC, TeleHub Network Services Corporation, an Illinois corporation, TTC, TeleHub Leasing Corporation, a Nevada corporation and SSB, as Trustee (the "Parties"), are a party to that certain Indenture dated as of July 30, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which TCC issued $125,000,000 aggregate principal amount of 13-7/8% Senior Discount Notes due 2005 (the "Notes");

         WHEREAS, on the date hereof, TCC is the sole legal and beneficial owner of certain shares of common stock of TTC, as more particularly described in Exhibit A hereto (the ("TTC Pledged Securities");

         WHEREAS, on the date hereof, TTC is the legal and beneficial owner of certain shares of common stock of Terabridge Corporation, a Nevada corporation (("Newco"), as more particularly described in Exhibit B hereto (the ("Newco Pledged Securities," and, together with the TTC Pledged Securities, collectively, the ("Pledged Securities");

         WHEREAS, the TTC Pledged Securities represent, on the date hereof, 100% of the outstanding shares of Capital Stock of TTC and the Newco Pledged Securities represent, on the date hereof, 81% of the outstanding shares of Capital Stock of Newco;

         WHEREAS, the Parties, on the date hereof, are entering into the Supplemental Indenture, and in connection therewith, the Pledgors are required to execute and deliver this Pledge Agreement; and

         WHEREAS, to secure the payment and performance by TCC, TTC and the other Guarantors of their respective obligations under the Indenture, the Notes and this Pledge Agreement (collectively, the "Obligations"), including without limitation, the due and punctual payment of principal of and interest on the Notes when and as the same shall be due and payable whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and on overdue principal of and interest on the Notes, the Pledgors have agreed to place the Pledged Securities in the Pledge Account (as defined herein) to be held by the Collateral Agent for the ratable benefit of Holders of the Notes and to pledge and grant to the Collateral Agent for the ratable benefit of the Holders of the Notes a security interest in the Pledged Securities and the Pledge Account and to execute and deliver this Pledge Agreement.

         NOW, THEREFORE, Pledgors and Collateral Agent, intending legally to be bound, hereby agree as follows:

     1.  Pledge and Grant of Security Interest.

         (a) The Pledgors hereby pledge and deliver to the Collateral Agent for the ratable benefit of the Holders of the Notes, and hereby grant to the
Collateral Agent for the ratable benefit of the Holders of the Notes a continuing first priority security interest in and to, (i) all of the Pledgors' rights, title and interest in, to and under the Pledged Securities and the Pledge Account, (ii) all certificates or other evidences of ownership representing the Pledged Securities (including one or more undated stock powers executed in blank by the appropriate Pledgor), and (iii) all products and proceeds of any of the Pledged Securities and/or Pledged Account, including without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities (the "Initial Collateral") and collectively, with any additional Collateral pledged or required to be pledged under Section 1(b), and the products and proceeds thereof, the "Collateral").

         (b) If either Pledgor or any other Subsidiary of the Company shall make any additional Investments in Newco, at any time or from time to time after the date hereof, such Pledgor or Subsidiary as the case may be, will forthwith (i) pledge and deposit such Investments as additional Collateral hereunder with the Collateral Agent and deliver to the Collateral Agent certificates therefor accompanied by undated stock or bond powers duly executed in blank by the appropriate Pledgor or Subsidiary, as the case may be, or such other instruments of transfer as are acceptable to the Collateral Agent, and will promptly thereafter deliver to the Collateral Agent a certificate executed by any of the President, any Vice President, or the Treasurer of TCC describing such Investments and certifying that the same has been duly pledged with the Collateral Agent hereunder and (ii) take such other and further actions as may be required under the terms of the Indenture in connection therewith.

         (c) This Pledge Agreement and the Collateral secure the Obligations.

     2. Delivery of Collateral; Pledge Account; Interest; Substitution of Collateral; Release of Collateral.

         (a) All certificates or instruments representing or evidencing any Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer and delivery, and shall be accompanied by undated instruments of transfer or assignment, duly executed in blank, all in form and substance satisfactory to the Collateral Agent.

         (b) Concurrent with the execution and delivery of this Pledge Agreement, the Collateral Agent shall establish an account entitled the ("TELEHUB PLEDGE ACCOUNT" for the deposit of the Collateral (the "Pledge Account") at its office at Two International Place, Boston, Massachusetts 02110. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the Collateral Agent pursuant to this Pledge Agreement shall be held in the Pledge Account for the ratable benefit of the Holders of the Notes, and any proceeds of or constituting Collateral shall remain on deposit in the Pledge Account until withdrawn in accordance with this Pledge Agreement.

         (c) All stock dividends and other securities issued with respect to or otherwise constituting Collateral shall be retained in the Pledge Account and shall be accompanied by an instrument of transfer contemplated by Section 2(a).

         (d) All interest on or other cash dividends paid with respect to any Collateral shall be paid over to and retained by the appropriate Pledgor subject to compliance with Section 4.14 of the Indenture.

         (e) Pledgors shall have the right at any time after the date hereof to transfer, assign, sell or otherwise dispose of any or all of the Collateral (a "Collateral Sale"); provided that (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a result thereof, (ii) without limiting the generality of the foregoing, such Collateral Sale shall be in compliance with the Asset Sale Offer provisions of Section 4.14 of the Indenture, and (iii) Pledgors shall give ten (10) days prior written notice to Collateral Agent of the terms, conditions and proposed date of such Collateral Sale. In such event, the Collateral Agent shall (i) make available to Pledgors at the closing of such Collateral Sale certificates representing the Collateral proposed to be sold in such Collateral Sale; and (ii) release the Security Interest in such Collateral against delivery of the proceeds from such Collateral Sale (net of the out-of-pocket costs incurred in connection with such Collateral Sale). The proceeds of any such Collateral Sale shall be immediately transferred to the Pledge Account. Promptly (but in any case within 30 days) after receipt of such proceeds, the Company shall make offers to Holders of Notes consistent with the Asset Sale Offer provisions of Section 4.14 of the Indenture. If any proceeds remain after compliance with such Asset Sale Offer provisions, the Collateral Agent shall transfer such proceeds to the Company, which may use such remaining proceeds for working capital and general corporate purposes.

     3. Representations and Warranties. The Pledgors, jointly and severally, hereby represent and warrant that:

         (a) The execution, delivery and performance by the Pledgors of this Pledge Agreement has been duly authorized by the Pledgors and does not contravene or constitute a default under any provision of applicable law, regulation or the certificate of incorporation or bylaws of either of the Pledgors, or of any judgment, injunction, order, decree or any material agreement or instrument binding upon the Pledgors, and does not result in the creation of imposition of any Lien on any asset of the Pledgors, except for the security interests granted under this Pledge Agreement.

         (b) No financing statement covering any Collateral is on file in any public office, other than financing statements filed pursuant to this Pledge Agreement.

         (c) The pledge of the Initial Collateral pursuant to this Pledge Agreement constitutes, and upon the delivery to the Collateral Agent of the certificates, or other evidences, of any additional Collateral constituting ("securities" under the Uniform Commercial Code (("UCC"), and the filing of financing statements required by the UCC with respect to other additional Collateral the pledge of such other Collateral pursuant to this Pledge Agreement will constitute, a valid and perfected first priority security interest in and to the Collateral, securing the payment and performance of the Obligations for the ratable benefit of the Holders of the Notes, enforceable as such against all creditors of the Pledgors and any persons purporting to purchase any of the Collateral from the Pledgors.






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


         (d) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required either (i) for the pledge by the Pledgors of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgors or
(ii) for the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement of the remedies in respect of the Collateral pursuant to or in connection with this Pledge Agreement.

         (e) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or government regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

         (f) The statements made in the six "Whereas" clauses hereinabove are true, correct and complete.

         (g) Except for the Stockholders Agreement (as defined below), a true, correct and complete copy of which has been delivered to the Collateral Agent on or prior to the date hereof, there is no agreement or instrument binding upon the Collateral Agent (including, without limitation, the charter and by-laws of Newco) that restricts or purports to restrict the ability and power of the Collateral Agent hereunder from taking ownership and control of any Collateral or from effecting a Disposition thereof (as defined in the Stockholders Agreement).

     4. Further Assurances. The Pledgors agree to promptly take such other and further actions and to execute and deliver or cause to be executed and delivered, such other and further stock or bond powers, proxies, assignments, instruments and writings, as the Collateral Agent may from time to time reasonably request, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary to perfect, continue the perfection of, confirm evidence, and/or assure the first priority of the Collateral Agent's security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third Persons, and/or or to otherwise effect the purposes of this Pledge Agreement. Notwithstanding the foregoing, the Collateral Agent shall have no duty or obligation to ensure the maintenance or perfection of any security interest hereunder.

     5. Covenants. The Pledgors, jointly and severally, hereby covenant and agree with the Collateral Agent for the benefit of the Holders of the Notes, as follows:

         (a) The Pledgors (i) will not create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Liens created pursuant to this Pledge Agreement, and (ii) will at all times be the sole record and beneficial owner of the Collateral.

         (b) The Pledgors will not (i) enter into, approve or permit to exist any agreement, instrument or understanding (including without limitation, the charter and by-laws of Newco, but excluding the Stockholders Agreement) that purports to or may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise Dispose of the Collateral, or (ii) with regard to the Collateral, fail to pay or discharge any tax, assessment or levy of any nature then due and payable with respect thereto later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment.





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


         (c) The Pledgors will not (I) amend or permit the amendment of that certain Stockholders Agreement, dated May 19, 1999, by and among TTC, Newco, and Newbridge Networks Corporation (the ("Stockholders Agreement"), in any manner which would actually or in effect (A) amend Section 14.24 thereof or (B) otherwise materially adversely affect (i) the Collateral Agent's ability to sell or otherwise Dispose of any of the Collateral under this Pledge Agreement or to otherwise exercise its rights and remedies hereunder, (ii) the ability of a purchaser of any Collateral in any sale contemplated or permitted under Section 10 to acquire the unencumbered title thereto subject only to, in the case of Newco Pledged Securities or other Equity Interests in Newco, (x) Stockholders Agreement restrictions on transfer in effect on the date hereof (as affected by Section 14.24 thereof), and (y) other Stockholder Agreement provisions not prohibited hereunder, or (iii) the payment or funding requirements and other liabilities and obligations of the Collateral Agent or any such purchaser as the direct or indirect transferee, successor and/or assign of TTC; or (II) take any action, or otherwise permit to exist any other agreement or instrument (including, without limitation, the charter and by-laws of Newco) having that purpose or effect.

         (d) The Pledgors will provide the Collateral Agent with a copy of any notice delivered to or by either of the Pledgors under Sections 5, 7, 9 or 13 or after a Default or Event of Default shall have occurred and be continuing, Sections 2.3 or 3 of the Stockholders Agreement, within five (5) business days of the delivery of any such notice.

      6. Power of Attorney.

         (a) Each Pledgor hereby constitutes and appoints the Collateral Agent as such Pledgor's agent and attorney-in-fact to exercise, to the fullest extent permitted by law, all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default or upon Pledgors' failure to take any of the following actions:

           (i)    collection of proceeds of any Collateral;

           (ii) conveyance of any item of Collateral to any purchaser thereof as specified herein;

           (iii) giving of any notices or recording of any Liens pursuant to Sections 1, 2 or 4 hereof;

           (iv) taking any other acts required to be taken by the Pledgors pursuant to this Pledge Agreement; and

           (v) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and any such payments made by the Collateral Agent shall become Obligations of the Pledgors to the Collateral Agent, due and payable immediately upon demand.







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


         (b) The Collateral Agent's authority under this Section 6 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the names of the Pledgors, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, to the extent permitted by applicable law, sign the Pledgors' names on all stock powers, bond powers, or other instruments of assignment or transfer, financing statements or any other documents deemed necessary or appropriate by the Collateral Agent to preserve, process or perfect the security interest in the Collateral, and to file the same, and to prepare, sign the names of the Pledgors and file any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and shall be irrevocable by the Pledgors.

     7. Collateral Agent May Perform. If the Pledgors fail to perform any agreement contained herein, the Collateral Agent may, but shall not be obligated to, itself perform or cause performance of such agreement (as agent and attorney-in-fact under Section 6 hereof, or otherwise), and the expenses incurred by or on behalf of the Collateral Agent in connection therewith shall be payable by the Pledgors under Section 10 hereof.


     8. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent for the ratable benefit of the Holders of Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent or such holders in connection therewith.


     9. Indemnity. The Pledgors shall pay to the Collateral Agent from time to time reasonable compensation for its acceptance of this Pledge Agreement and services hereunder. Except as otherwise expressly provided herein, the Pledgors shall reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Pledge Agreement (including, without limitation, the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ (A) in connection with the preparation, execution and delivery of this Pledge Agreement, any waiver or consent hereunder, any modification or termination hereof, or any Event of Default or alleged Event of Default; (B) if an Event of Default occurs, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings relating thereto; (C) in connection with the administration of the Collateral Agent's rights pursuant hereto; or (D) in connection with any removal of the Collateral Agent, except such disbursements, advances and expenses as may be attributable to its gross negligence or bad faith.

         The Pledgors shall indemnify the Collateral Agent against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Collateral Agent in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) arising out of or in connection with the acceptance or administration of its duties under this Pledge Agreement; PROVIDED, HOWEVER, that the Pledgors need not reimburse any expense or indemnify against any loss,







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


obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Collateral Agent in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which it is determined that the Collateral Agent acted with gross negligence, bad faith or willful misconduct. The Collateral Agent shall notify the Pledgors promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Pledgors shall not relieve the Pledgors of their respective obligations hereunder. The Pledgors shall defend the claim and the Collateral Agent shall cooperate in the defense. Unless otherwise set forth herein, the Collateral Agent may have separate counsel and the Pledgors shall pay the reasonable fees and expenses of such counsel. Pledgors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 9 shall survive the satisfaction and discharge of this Pledge Agreement.

         When the Collateral Agreement incurs expenses or renders services after an Event of Default, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

     10. Remedies upon Event of Default.

         (a) Upon the occurrence of a ("Default" or ("Event of Default" under the Indenture, including as a result of a default by the Pledgors under this Pledge Agreement (as further described in Sections 6.1(10)(a), (b) and (c) of the Indenture), the Collateral Agent shall have and may exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the UCC in effect in the Commonwealth of Massachusetts, and as otherwise granted herein or under any other applicable law, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof, in any manner authorized or permitted under said UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and expenses thereby incurred by the Collateral Agent and toward payment of the Obligations in such order or manner as the Collateral Agent may elect. Specifically, and without limiting the foregoing, the Collateral Agent shall have the right to take possession of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of the Pledgors or in the Pledgors' possession or control relating to the Collateral that are not already in the Collateral Agent's possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefore without any liability for trespass or damages thereby occasioned. The Collateral Agent shall give Pledgors twenty (20) days notice, given in the manner provided in Section 16 hereof before the time of any such sale or disposition. Pledgors agree that such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. The
Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale. The Pledgors further agree to use their respective best efforts to do or cause to be done all such other acts as may be necessary to effect the intention of this Section 10.

         (b) All rights to marshalling of assets of the Pledgors, including any such right with respect to the Collateral, are hereby waived by the Pledgors. The Pledgors shall not contest or support any other person in contesting the validity or priority of the security interests created under this Pledge Agreement.

     11. Fees and Expenses. The Pledgors shall, upon demand, pay to the Collateral Agent the amount of the fees (which shall be in an amount previously agreed by the Pledgors and the Collateral Agent) and any and all reasonable expenses (including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the holders of the Notes hereunder, or (iv) the failure by the Pledgors to perform or observe any of the provisions hereof.


     12. Security Interest Absolute. All rights of the Collateral Agent and the holders of the Notes, and the security interests created hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of any:

         (a) invalidity or unenforceability of the Indenture, the Supplemental Indenture, the Notes, any of the Guarantees, or any other agreement or instrument relating thereto;

         (b) change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or Notes;

         (c) exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations or any release of any Guarantor; or

         (d)  other  action,   event  or  circumstances   that  might  otherwise
constitute a defense available to, or a discharge of, Pledgors in respect to Obligations or of this Pledge Agreement.

     13. Continuing Security Interest; Termination.

         (a) This Pledge Agreement shall create a first priority continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, be released (i) upon the payment in full of all Obligations due and owing or (ii) to the extent of any Collateral Sale in compliance with Section 2(e). This Pledge Agreement shall be binding upon the Pledgors, their respective successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the holders of the Notes and their respective successors, transferees and assigns.

         (b) This Pledge Agreement shall terminate upon the earlier of (i) payment in full in cash of all Obligations; and (ii) the sale of all of the Collateral pursuant to a Collateral Sale in compliance with Section 2(e). At such time, the Collateral Agent shall, at the written request of the Pledgors, reassign and redeliver to the Pledgors all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral, and shall be at the expense of the Pledgors.

     14. Authority of the Collateral Agent.

         (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. None of the Collateral Agent, any director, officer, employee, attorney or agent of the Collateral Agent nor the holders of the Notes shall be liable to the Pledgors for any action taken or omitted to be taken by Pledgors or either of them hereunder, except for Pledgors' or their own bad faith, gross negligence or willful misconduct, nor shall the Collateral Agent be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons.

         (b) The Pledgors acknowledge that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgors shall not be obligated or entitled to make any inquiry respecting such authority.

         (c) The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Pledge Agreement and no implied covenants or obligations shall be read into this Pledge Agreement against the Collateral Agent. The Collateral Agent shall not be deemed to have knowledge of an Event of Default under the Indenture unless informed in writing by a Pledgor or the Holder of any Note.

         (d) Collateral Agent shall not be required to exercise any remedies hereunder unless requested in writing to do so by the holders of a majority in principal amount of the outstanding Notes and only if furnished with indemnity satisfactory to the Collateral Agent. Collateral Agent may consult with counsel and shall not be liable for any action taken in good faith in reliance upon advice of counsel, except for gross negligence or willful misconduct. The Collateral Agent makes no representation or warranty and shall have no responsibility concerning the value or validity of the Collateral or the validity or perfection of the pledge thereof.

         (e) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which an ordinary person accords its own property, it being understood that neither the Collateral Agent nor the holders of the Notes shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any such Person has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

        (f) Any resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only in accordance with the provisions of Section 7.8 of the Indenture.

     15. Notices. Any communication, notice or demand to be given hereunder shall be duly given hereunder if given in the form and manner required by the Indenture, and delivered to any recipient's address as set forth in the Indenture, or in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Indenture.


     16. No Waiver; Cumulative Rights. No failure on the part of the Collateral Agent to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent or any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Collateral Agent or allowed it by law under this Pledge Agreement or under any other agreement shall be cumulative and not exclusive, and may be exercised by the Collateral Agent from time to time.

     17. Benefits of Pledge Agreement.

         Nothing in this Pledge Agreement, whether express or implied, shall give to any Person other than the parties hereto and their successors hereunder, and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

     18. Voting. Unless and until a Default or Event of Default shall have occurred and be continuing, the Pledgors shall be entitled to vote any and all Pledged Securities and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Pledge Agreement. In the event that a Default or Event of Default shall have occurred and be continuing, all such rights of the Pledgors to vote and to give consents, waivers and ratifications shall cease, and shall be exercisable exclusively by the Collateral Agent.


     19. Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

         (a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. TO INDUCE THE COLLATERAL AGENT TO ENTER INTO THIS PLEDGE AGREEMENT, THE PLEDGORS HEREBY IRREVOCABLY AGREE THAT, SUBJECT TO THE COLLATERAL AGENT'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS THAT

IN ANY MANNER ARISE OUT OF OR IN CONNECTION WITH OR ARE IN ANY WAY RELATED TO THIS PLEDGE AGREEMENT SHALL BE LITIGATED IN COURTS LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE PLEDGORS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE PLEDGORS HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO THE PLEDGORS' NOTICE ADDRESS SPECIFIED HEREIN. THE PLEDGORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BETWEEN THE PLEDGOR AND THE COLLATERAL AGENT IN ACCORDANCE WITH THIS PARAGRAPH. EACH OF THE PLEDGORS AND THE COLLATERAL AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS PLEDGE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.


         (b) THE PROVISIONS OF THIS SECTION 19 ARE A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT ENTERING INTO THIS PLEDGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THE PLEDGORS HEREBY ACKNOWLEDGE THAT THEY HAVE REVIEWED THE PROVISIONS OF THIS SECTION 19 WITH INDEPENDENT COUNSEL.

     20. Execution in Counterparts. This Pledge Agreement may be executed in any
number  of  counterparts,   each  of  which  shall  be  an  original,  but  such
counterparts shall together constitute one and the same instrument.

     21. Settlement. Amounts, if any, held in the Pledge Account pending settlement of purchase of the Pledged Securities shall constitute Collateral hereunder, shall be held by the Collateral Agent for the benefit of the Holders of the Notes and a portion thereof equal to the aggregate price paid for such Pledged Securities shall be released by the Collateral Agent (without further direction or instruction required from any other party hereto) against delivery of such Pledged Securities, and any excess funds remaining in the Pledge Account after giving effect to such settlement shall be promptly forwarded to the Pledgors.

     22. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

                             Stock Pledge Agreement
         IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date first above written.


                               TELEHUB COMMUNICATIONS CORPORATION


                                 By:_________________________________________
                                    John R. Lawson, Chief Financial Officer



                               TELEHUB TECHNOLOGIES CORPORATION


                                 By:_________________________________________
                                    John A. Strand, III, President



                               STATE STREET BANK AND TRUST COMPANY,
                                    as Collateral Agent


                                 By:___________________________________________
                                    Chi Ma
                                    Assistant Vice President